Exhibit 99.1

SYNCHRONOSS TECHNOLOGIES, INC. ANNOUNCES THIRD QUARTER 2006 FINANCIAL RESULTS

•	Revenue of $18.9 million grows 34% year-over-year

•	Non-GAAP operating income of $4.6 million grows 109% year-over-year and leads to a record 24% margin and non-GAAP EPS of $0.10

BRIDGEWATER, N.J. — November 7, 2006 – Synchronoss Technologies, Inc. (Nasdaq: SNCR), a leading software provider of order management solutions to the communications services marketplace, today announced its operating results for the third quarter ended September 30, 2006.

Stephen G. Waldis, President and Chief Executive Officer of Synchronoss, stated, ”We are very pleased with the company’s performance in the third quarter, which was highlighted by better than expected revenue and profitability.” Waldis added, ”The increase in our year-over-year growth was driven by continued progress with cable MSO customers signed during the first quarter of 2006. In addition, our business with Cingular continues to remain strong, and we are excited about the long-term growth prospects with our largest customer. We believe Synchronoss is well positioned to capitalize on the overall growth of the VoIP market as a result of sole source relationship with customers that currently account for the majority of the new subscribers adopting VoIP in the United States.”

For the third quarter of 2006, Synchronoss reported net revenue of $18.9 million, representing an increase of 34% on a year-over-year basis and 8% on a sequential basis. Gross profit for the third quarter of 2006 was $10.2 million, including the impact of fair value stock compensation expense, representing a related gross margin of 54%.

Lawrence Irving, Chief Financial Officer and Treasurer, stated, “The automation rates that we realized from several large cable MSO customers and the wireless side of our business were better than expected. This led to an approximately 900 basis point increase in our overall gross margin in the third quarter, which helped to drive our non-GAAP operating margin to a record 24%. The increase in our margins is evidence of the scalability in our business model and ability to deliver rapid business results for our customers.”

For the third quarter of 2006, Synchronoss reported income from operations, in accordance with generally accepted accounting principles (“GAAP”), of $4.4 million. This included $205,000 of non-cash, fair value stock-based compensation expense. GAAP net income was $3.1 million for the third quarter of 2006, leading to GAAP diluted earnings per share of $0.10.

Non-GAAP gross profit for the third quarter of 2006 was $10.3 million, an increase of 68% on a year-over-year basis. The related gross margin for the third quarter of 2006 was 55%, an increase from 45% in the prior quarter and 44% in the third quarter of 2005. Non-GAAP income from operations, which excludes fair value stock-based compensation expense, was $4.6 million in the third quarter of 2006, representing growth of 109% on a year-over-year basis and a non-GAAP operating margin of 24%. Based on a 42.2% effective tax rate, non-GAAP net income was $3.3 million, leading to non-GAAP diluted earnings per share of $0.10.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Synchronoss had cash, cash equivalents, and marketable securities of $73.0 million at September 30, 2006, an increase of $11.2 million compared to the end of the prior quarter. The increase in cash was a result of $7.1 million in net proceeds from the July 3, 2006 exercise of the over-allotment option associated with the company’s IPO, combined with positive cash from operations generated during the quarter.

Other Highlights

•	Synchronoss’ relationship with Cingular Wireless remained very strong, with record transaction volumes and year-over-year growth increasing from several percentage points in the prior quarter to 15% in the third quarter. In addition, business outside of the Cingular relationship, which is primarily driven by customers targeting the VoIP market, grew approximately 89% year-over-year and increased to 36% of total revenue, up from 32% in the prior quarter.

•	deltathree announced that it will use Synchronoss’ ActivationNow® software platform for automated local number portability. Through its relationships with wholesale and retail providers, which in addition to deltathree include AT&T, Cablevision Systems Corporation, Covad Communications, Vonage, Level 3 Communications, SunRocket, 360 Networks and Time Warner Cable, Synchronoss provides porting on behalf of the majority of VoIP service providers in the country.

•	Synchronoss was added to the Russell 2000® Index, effective as of the close of business on September 29, 2006.

•	Synchronoss was named the third fastest growing software company by Baseline Magazine.

•	The company expanded and enhanced its management team with the addition of Omar Tellez as Executive Vice President of Marketing and Ronald Prague as Vice President & General Counsel. Tellez was formerly the Vice President of the Product Solutions Group at Openwave Systems, while Prague was most recently Group Counsel for Intel’s Communication Infrastructure Group.

Conference Call Details

In conjunction with this announcement, Synchronoss will host a conference call on November 7, 2006, at 4:30 p.m. (EDT) to discuss the company’s financial results and outlook. To access this call, dial 866-314-5050 (domestic) or 617-213-8051 (international). The pass code for the call is 26631008. Additionally, a live web cast of the conference call will be available on the “Investor Relations” page on the company’s web site www.synchronoss.com.

A replay of this conference call will be available from 8:00 p.m. EDT on Tuesday, November 7, 2006 through midnight EDT on Tuesday, November 21, 2006 at 888-286-8010 (domestic) or 617-801-6888 (international). The replay pass code is 16602975. An archived web cast of this conference call will also be available on the “Investor Relations” page of the Company’s web site, www.synchronoss.com.

Non-GAAP Financial Measures

Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP operating income, net income, effective tax rate, and earnings per share. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’s ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude fair value stock-based compensation expense for the three and nine months ended September 30, 2006.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Synchronoss Technologies, Inc.

Synchronoss Technologies (Nasdaq: SNCR) is the premier provider of on-demand transaction management software to Tier One communications service providers. Synchronoss enables service providers to drive growth in new and existing markets while delivering an improved customer experience at lower costs. The company’s flagship ActivationNow® software platform automates, synchronizes and simplifies electronic service creation and management of advanced wireline, wireless and IP services across existing networks. Tier One Synchronoss clients include AT&T, Cablevision Systems Corporation, Cingular Wireless, Level 3 Communications, Time Warner Cable, Verizon Business Solutions, and Vonage. For more information, please visit www.synchronoss.com.

Forward-looking Statements

This document may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Synchronoss’ Registration Statement on Form S-1 and the form of the prospectus contained therein, as amended, as filed with the Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Synchronoss does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

SYNCHRONOSS TECHNOLOGIES, INC.
BALANCE SHEETS
(in thousands, except per share data)

	December 31,	September 30,
	2005	2006
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,786	$67,174
Investments in marketable securities	4,152	4,286
Accounts receivable, net of allowance for doubtful accounts of $221and $171 at December 31, 2005 and September 30, 2006, respectively	13,092	17,008
Prepaid expenses and other assets	1,189	1,671
Deferred tax assets	4,024	1,647

Total current assets	31,243	91,786
Property and equipment, net	4,207	5,510
Investments in marketable securities	3,064	1,549
Deferred tax assets	620	622
Other assets	1,074	159

Total assets	$40,208	$99,626

Liabilities, redeemable convertible preferred stock and stockholders’ (deficiency) equity
Current liabilities:
Accounts payable	$1,822	$1,565
Accrued expenses ($577 and $0 was due to a related party at December 31, 2005 and September 30, 2006, respectively)	6,187	5,997
Short-term portion of equipment loan payable	667	667
Deferred revenues	793	524

Total current liabilities	9,469	8,753
Equipment loan payable, less current portion	666	166
Commitments and contingencies
Series A redeemable convertible preferred stock, $.0001 par value; 13,103 shares authorized, 11,549 shares issued and outstanding at December 31, 2005 (aggregate liquidation preference of $66,985 at December 31, 2005); No Series A shares outstanding as of September 30, 2006	33,493	—
Series 1 convertible preferred stock, $.0001 par value; 2,000 shares authorized, issued and outstanding at December 31, 2005 (aggregate liquidation preference of $12,000 at December 31, 2005); No Series 1 shares outstanding as of September 30, 2006	1,444	—
Stockholders’ (deficiency) equity:
Common stock, $0.0001 par value; 30,000 and 100,000 shares authorized, 10,517 and 32,031 shares issued; 10,422 and 31,936 outstanding at December 31, 2005 and September 30, 2006, respectively	1	3
Treasury stock, at cost (95 shares at December 31, 2005 and September 30, 2006)	(19)	(19)
Additional paid-in capital	1,661	90,337
Deferred stock-based compensation	(702)	—
Accumulated other comprehensive loss	(114)	(16)
(Accumulated deficit) retained earnings	(5,691)	402

Total stockholders’ (deficiency) equity	(4,864)	90,707

Total liabilities and stockholders’ (deficiency) equity	$40,208	$99,626

SYNCHRONOSS TECHNOLOGIES, INC.
STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2006	2005	2006
	(Unaudited)		(Unaudited)
Net revenues	$14,114	$18,909	$39,241	$52,075
Costs and expenses:
Cost of services ($2,322 and $0 were purchased from a related party during the three months ended September 30, 2005 and 2006, respectively, and $6,106 and $3,714 were purchased from a related party during the nine months ended September 30, 2005 and 2006, respectively) (1)	7,976	8,685	22,204	27,091
Research and development (1)	1,614	1,924	4,019	5,759
Selling, general and administrative (1)	1,716	3,084	5,391	7,615
Depreciation and amortization	623	850	1,660	2,389

Total costs and expenses	11,929	14,543	33,274	42,854

Income from operations	2,185	4,366	5,967	9,221
Interest and other income	58	1,080	163	1,344
Interest expense	(33)	(24)	(101)	(80)

Income before income tax expense	2,210	5,422	6,029	10,485
Income tax expense	—	(2,286)	—	(4,392)

Net income	2,210	3,136	6,029	6,093
Preferred stock accretion	(11)	—	(28)	—

Net income attributable to common stockholders	$2,199	$3,136	$6,001	$6,093

Net income attributable to common stockholders per common share:
Basic	$0.10	$0.10	$0.27	$0.24

Diluted	$0.09	$0.10	$0.24	$0.22

Weighted-average common shares outstanding:
Basic	21,889	31,711	21,884	25,708

Diluted	24,879	32,502	24,676	28,044

(1) Amounts include fair value stock-based compensation as follows:
Cost of services	N/A	$95	N/A	$219
Research and development	N/A	3	N/A	104
Selling, general and administrative	N/A	107	N/A	246

Total fair value stock-based compensation expense	N/A	$205	N/A	$569

SYNCHRONOSS TECHNOLOGIES, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2006	2005	2006
	(Unaudited)		(Unaudited)
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$2,185	$4,366	$5,967	$9,221
Add: Fair value stock-based compensation	—	205	—	569

Non-GAAP income from operations	$2,185	$4,571	$5,967	$9,790

GAAP net income attributable to common stockholders	$2,199	$3,136	$6,001	$6,093
Add: Fair value stock-based compensation, net of tax	—	119	—	331

Non-GAAP net income	$2,199	$3,255	$6,001	$6,424

Diluted non-GAAP net income per share	$0.09	$0.10	$0.24	$0.23

Shares used in per share calculation	24,879	32,502	24,676	28,044

SYNCHRONOSS TECHNOLOGIES, INC.
STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended
	September 30,
	2005	2006
	(Unaudited)
Operating activities:
Net income	$6,029	$6,093
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,660	2,389
Deferred income taxes	—	2,375
Provision for doubtful accounts	21	39
Stock-based compensation	69	722
Changes in operating assets and liabilities:
Accounts receivable	(2,854)	(3,956)
Prepaid expenses and other current assets	(388)	(482)
Other assets	—	915
Accounts payable	1,025	(257)
Accrued expenses	1,962	387
Due to a related party	(399)	(577)
Deferred revenues	163	(269)

Net cash provided by operating activities	7,288	7,379
Investing activities:
Purchases of fixed assets	(1,682)	(3,691)
Employees’ repayment of notes	536	—
Purchases of marketable securities available for sale	(627)	(1,558)
Sale of marketable securities available for sale	578	3,037

Net cash used in investing activities	(1,195)	(2,212)
Financing activities:
Proceeds from issuance of common stock — related party	—	1,000
Proceeds from the exercise of stock options	3	62
Proceeds from initial public offering, net of offering costs	—	45,557
Proceeds from the exercise of over-allotment option, net of offering costs	—	7,102
Repayments of equipment loan	(500)	(500)

Net cash (used in) provided by financing activities	(497)	53,221

Net increase in cash and cash equivalents	5,596	58,388
Cash and cash equivalents at beginning of year	3,404	8,786

Cash and cash equivalents at end of period	$9,000	$67,174

Supplemental disclosures of cash flow information
Cash paid for interest	$102	$80

Cash paid for income taxes	$86	$1,489

Accretion of redeemable convertible preferred stock	$28	$—

Conversion of redeemable convertible preferred stock	$—	$34,936

Contacts:

Investor:
Tim Dolan
617-956-6727
investor@synchronoss.com

Media:
Stacie Hiras
908-547-1260
stacie.hiras@synchronoss.com

SOURCE: Synchronoss Technologies, Inc.